EXHIBIT  10.1
                              SETTLEMENT AGREEMENT

     This Settlement Agreement (the "Agreement") is entered into as of the20th day of September, 2001 by and among CyPost Corporation, a Delaware corporation with offices at 1281 West Georgia Street, Suite 900, Vancouver, British Columbia, Canada V6E 3J7 ("CyPost"); Kelly Shane Montalban, an individual with an address at P.O. Box 700, Lions Bay, British Columbia, Canada V0N 2E0 ("KSM"); and Pacific Gate Capital Corporation, a corporation with an address at P.O. Box 700, Lions Bay, British Columbia, Canada VON 2EO ("PGCC").

     WHEREAS, several shareholders of CyPost have, through their respective counsel, requested that CyPost investigate whether KSM has engaged in transactions in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act:"); and

     WHEREAS, CyPost has conducted such an investigation with the full cooperation of KSM, who has supplied CyPost with, among other things, brokerage statements and accountant's statements; and

     WHEREAS, for purposes of determining KSM's beneficial ownership of CyPost common stock during the period September 20, 1999 (the date on which CyPost became fully reporting under the Exchange Act) through June 15, 2001 (the "Recovery Period"), KSM is deemed to be the beneficial owner of all CyPost shares owned by (i) KSM, (ii) KSM's wife, and (iii) PGCC, a corporation owned by KSM; and

     WHEREAS, at all times during the Recovery Period, KSM was the beneficial owner, directly or indirectly, of more than 10% of CyPost's common stock; and

     WHEREAS, during the Recovery Period, KSM and those persons whose ownership of CyPost common stock is attributable to KSM for purposes of Section 16(b) of the Exchange Act, made numerous purchases and sales of CyPost common stock; and

     WHEREAS, CyPost determined that numerous violations of Section 16(b) had taken place and, unable to resolve the matter in a timely fashion, CyPost filed a Summons and Complaint against KSM in the United States District Court for the Southern District of New York seeking recovery of KSM's short swing profits during the Recovery Period (Cypost Corporation v. Kelly Shane Montalban, 01 Civ.
(5447)(the  "Litigation");  and

     WHEREAS, CyPost and KSM have subsequently agreed that the amount of short swing profits realized by KSM, including persons whose beneficial ownership of CyPost common stock is attributable to KSM for Section 16(b) purposes, during the Recovery Period is $2,498,449.46 (the "Recoverable Amount"); and

     WHEREAS, KSM has made no purchases or sales of CyPost common stock, directly or indirectly, subsequent to the Recovery Period, and


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     WHEREAS,  KSM, as the assignee of Monet Management Group Ltd., is the payee on an 8% demand note dated June 19, 2001 issued by CyPost in the principal amount of $1,302,496.30 plus interest accrued until September 20,2001 in the amount of $26,476.97 (the "KSM Note"); and
     WHEREAS, KSM has agreed to cancel the KSM Note in partial satisfaction of his Section 16(b) liability to CyPost; and

     WHEREAS, various individuals (the "Noteholders") are the payees on demand notes dated June 19, 2001 issued by CyPost in the aggregate principal amount of $1,017,291.94 together with $15,906.63 in interest accrued on the principal amount from June 19,2001 until September 20,2001(the "Noteholder Notes"); and

     WHEREAS, the Noteholders have assigned their rights under the Noteholder Notes to KSM, who has agreed to cancel the Noteholder Notes in partial satisfaction of his Section 16(b) liability to CyPost; and

     WHEREAS, PGCC is the payee on 8% demand notes dated August 25, 2000 and September 11, 2000, respectively, issued by CyPost in the aggregate principal amount of $25,000 plus accrued interest until September 20,2001 in the amount of $2,066.67(the "PGCC Notes"); and

     WHEREAS, PGCC has agreed to cancel the PGCC Notes in partial satisfaction of KSM's Section 16(b) liability to CyPost; and

     WHEREAS, KSM has agreed to pay the balance of the Recoverable Amount by issuing to CyPost, KSM's $109,210.95, 5 year, 5% note and CyPost has agreed to accept same in accordance with the terms of this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.     CANCELLATION  OF  KSM  NOTE.

     KSM hereby returns the KSM Note for cancellation and authorizes CyPost to apply the $1,328,973.27 due thereunder to the satisfaction of KSM's Section 16(b) liability to CyPost.

     2.     CANCELLATION  OF  NOTEHOLDER  NOTES.

     KSM hereby returns the Noteholder Notes for cancellation and authorizes CyPost to apply the $1,033,198.57 due thereunder to the satisfaction of KSM's
Section  16(b)  liability  to  CyPost.

     3.     CANCELLATION  OF  PGCC  NOTE.

     PGCC hereby returns the PGCC Notes for cancellation and authorizes CyPost to apply the $27,066.67 due thereunder to the satisfaction of KSM's Section 16(b) liability to CyPost.


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     4.     ISSUANCE  OF  NOTE  TO  CYPOST.

     To satisfy the $109,210.95 balance of KSM's Section 16(b) liability to CyPost, KSM hereby issues his $109,210.95, 5 year 5% promissory note (the
"Balance  Note")  to  CyPost  in  the  form  attached  hereto  as  Exhibit  A.

     5.     WITHDRAWAL  OF  LAWSUIT.

     In consideration of the Cancellation of the KSM Note, the Noteholder Notes, and the PGCC Note and KSM's delivery to CyPost of the Balance Note, and upon due execution and delivery to Cypost of all documents called for by paragraphs 1 through 4 above, CyPost will promptly file a Notice of Voluntary Dismissal of the Litigation, without prejudice, pursuant to Rule 41(a) of the Federal Rules of Civil Procedure. In the event of KSM's default under the Balance Note, in addition to its rights and remedies thereunder, Cypost shall be entitled to reinstate or refile the Litigation and pursue such additional remedies as may be available to it therein. It is agreed that the statute of limitations applicable to the claim(s) asserted by Cypost in the Litigation shall be tolled pending payment in full of the Balance Note.

     6.     RELEASE.

     Effective upon KSM's payment in full of the Balance Note, CyPost releases and discharges KSM, his administrators, heirs, successors and assigns from all actions, causes of action, suits, debts due, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, damages, judgements, claims and demands in law or in equity, which against KSM, CyPost or its successors or assigns ever had, now has, or hereafter can, shall or may have for, upon, or by reason of KSM's liability to CyPost pursuant to Section 16(b) of the Exchange Act, directly or through PGCC or KSM's wife, in any way from the beginning of the world through June 15, 2001.

     7.     ADVICE  OF  COUNSEL.

     CyPost has had the benefit of the advice of counsel of its own choice in the negotiating, drafting and execution of this Settlement Agreement. Said counsel, Kaplan Gottbetter & Levenson, LLP , represented solely CyPost in connection herewith. KSM and PGCC have acted for themselves without the benefit of advice of counsel. KSM and PGCC have been advised by CyPost and its counsel that they are entitled to obtain, and that their best interests would be served by, advice and representation by their own, independent, counsel and have been urged by CyPost and its counsel to retain their own counsel for this purpose, and KSM and PGCC had full opportunity to do so. Notwithstanding the foregoing, KSM and PGCC have elected not to retain their own counsel, but rather to represent themselves in connection with this Agreement. Such election, and KSM's and PGCC's execution of this Settlement Agreement, were made knowingly and voluntarily. This Agreement is the result of arms-length negotiations between the parties. Accordingly, neither the entire Agreement nor any provision contained herein shall be deemed to have been proposed or drafted by any party or construed against any party. This Agreement shall be construed as a whole according to its plain meaning.


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     8.     FURTHER  ACTIONS.

     CyPost, KSM, and PGCC hereby agree to execute and deliver any and all documents and to take any and all actions necessary to effect the transactions contemplated hereby.

     9.     SEVERABILITY.

     If one or more of the provisions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the portion of such provision not so held, and the remaining provisions of this Agreement shall be construed as if such invalid, illegal or unenforceable provision were not included in them.

     10.     AMENDMENTS,  MODIFICATIONS  AND  WAIVERS.

     No provision of this Agreement may be waived, modified or amended except in a written instrument signed by the party against whom such waiver, modification or amendment is sought to be enforced. No waiver of any provision hereto shall be deemed to be a waiver of any other provision or to imply any future waiver of the same provision.

     11.     SUCCESSORS  AND  ASSIGNS.

     The provisions hereof shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

     12.     GOVERNING  LAW.

     This Agreement shall be governed, and construed in accordance with, the laws of the Province of British Columbia. The parties agree to submit any dispute under this Agreement to the exclusive jurisdiction of the courts of the Province of British Columbia.

     13.     COUNTERPARTS.

     This Agreement may be executed in one or more counterparts which, when taken together, shall comprise one and the same document.



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     IN  WITNESS  WHEREOF, the undersigned have set their respective hands as of the  date  first  above  written.

CYPOST  CORPORATION


By:  /s/ Robert  Sendoh
     -------------------
         Name:  Robert  Sendoh
         Title: Chairman  of  the  Board


/s/  Kelly  Shane  Montalban
----------------------------
     Kelly  Shane  Montalban


PACIFIC  GATE  CAPITAL  CORPORATION


By:  /s/ Kelly  Shane  Montalban
     ---------------------------
         Name:  Kelly  Shane  Montalban
         Title:


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                                    EXHIBIT A
                                    ---------

                                 PROMISSORY NOTE


                                             Vancouver,  British  Columbia
                US$109,210.95
                September  20,2001


     FOR VALUE RECEIVED, the undersigned, Kelly Shane Montalban, an individual with an address at P.O. Box 700, Lions Bay, British Columbia, Canada VON 2E0
(the "Obligor"), hereby promises to pay to the order of CyPost Corporation, a Delaware Corporation with offices at 1281 West Georgia Street, Suite 900, Vancouver, British Columbia, Canada V6E 3J7 (the "Holder"), the principal sum of one hundred nine thousand, two hundred ten dollars and ninety five cents (US$109,210.95) payable as set forth below. The Obligor also promises to pay to the order of the Holder interest on the principal amount hereof at a rate per annum equal to five percent (5%), which interest shall be payable at such time as the principal is due hereunder. Interest shall be calculated on the basis of the year of 365 days and for the number of days actually elapsed. Any amounts of interest and principal not paid when due shall bear interest at the maximum rate of interest allowed by applicable law. The payments of principal and interest hereunder shall be made in coin or currency of the United States of America which at the time of payment shall be legal tender therein for the payment of public and private debts.

     This Note shall be subject to the following additional terms and conditions:

     1.   PAYMENTS.

          Subject to Section 2 hereof, all principal and interest due hereunder shall be paid in one (1) installment on September 19, 2006 (the "Maturity Date"). In the event that any payment to be made hereunder shall be or become due on Saturday, Sunday or any other day which is a legal bank holiday under the laws of British Columbia, such payment shall be or become due on the next succeeding business day.

     2.   PREPAYMENT.

          The Obligor and the Holder understand and agree that the principal amount of this Note plus accrued interest may be prepaid by the Obligor ,in whole or in part, at any time prior to the Maturity Date without penalty.


     3.   PAYMENT  IN  STOCK.

          Obligor, subject to agreement by the Holder, may pay all or part of the principal and interest due hereunder, by transferring and delivering to


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Holder, shares of Holder's common stock owned by Obligor. Such common stock will be valued at the closing bid price for Holder's common stock on the business date immediately preceding the date of delivery of such shares.

     4    NO  WAIVER.

          No failure or delay by the Holder in exercising any right, power or privilege under the Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. No course of dealing between the Obligor and the Holder shall operate as a waiver of any rights by the Holder.

     5.   WAIVER  OF  PRESENTMENT  AND  NOTICE  OF  DISHONOR.

          The Obligor hereby waives presentment, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

     6.   PLACE  OF  PAYMENT.

          All payments of principal of this Note and the interest due hereon shall be made at such place as the Holder may from time to time designate in writing.

     7.   EVENTS  OF  DEFAULT.

          The entire unpaid principal amount of this Note and the interest due hereon shall, at the option of the Holder exercised by written notice to the Obligor forthwith, become and be due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, if any one or more of the following events (herein called "Events of Default") shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgement, decree or order of any court or any order, rule or regulation of any administrative or governmental body ) and be continuing at the time of such notice, that is to say:

          (a) if default shall be made in the due and punctual payment of the principal of this Note and the interest due thereon when and as the same shall become due and payable, whether at maturity, or by acceleration or otherwise, and such default have continued for a period of five (5) days;

          (b)  if  the  Obligor  shall:

               (i) admit in writing its inability to pay its debts generally as they become due;

               (ii) file  a petition in bankruptcy or petition to take advantage of  any  insolvency  act;  or


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               (iii)  make  assignment  for  the  benefit  of  creditors;  or

                    (c) if, under the provisions of any other law for the relief or aid of debtors, any court or competent jurisdiction shall assume custody or control of the whole or any substantial part of Obligor's property and such custody or control shall not be terminated or stayed within (90) days from the date of assumption of such custody or control.

     8.    REMEDIES.

           In case any one or more of the Events of Default specified in Section 6 hereof shall have occurred and be continuing, the Holder may proceed to protect and enforce its rights, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or the Holder may proceed to enforce the payment of all sums due upon the Note or enforce any other legal or equitable right of the Holder.

     9.    SEVERABILITY.

           In the event that one or more of the provisions of this Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     10.   GOVERNING  LAW.

           This Note and the right and obligations of the Obligor and the Holder shall be governed by and construed in accordance with the laws of the Province of British Columbia.

     IN WITNESS WHEREOF, the OBLIGOR has signed and sealed this Note as of the ___ day of September, 2001.


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